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                                                                 EXHIBIT 10.51.1


                      ADDENDUM TO LETTERS OF UNDERSTANDING


This addendum to the letters of understanding regarding International assignment is made by and between US West Overseas Operations, Inc. and Lynn Rexroth and is an addendum to that certain Letter of Understanding reached between the parties and signed by you on December 24, 1992 and the Addendum of January, 1996.

The Letters of Understanding are hereby amended as follows:

EXTENSION OF AGREEMENT

You agree to extend the term of your assignment starting July 1, 1996 to July 1, 1997 understanding that needs of the business may necessitate an additional extension. Any extension would be by mutual agreement between Gary Ames and yourself.

You have the right to end or terminate employment at TeleWest, with sixty days notice to the Company, if either of the following occurs:

         - The Chief Operating Officer's job, or a comparable job within U S West's domestic cable organization, is offered.

         - Major illness or health problems occur in the immediate family (self, spouse, children, children's spouses, grandchildren).

JOB TITLE

Your new job title will be Chief Operating Officer.

COMPENSATION

Your base salary will be increased to 175,000 pounds effective July 1, 1996. A one time retroactive base pay adjustment will be made in the amount of 30,000 pounds.

HOME VISITS

You and your wife are each entitled to a maximum of four home visits per year (in accordance with your current vacation days), starting from July 1, 1996. These home visits, for the employee, are to be scheduled by mutual agreement with Stephen Davidson and in conjunction with needs of the business.

NO CHANGE

The remaining terms of the Letters of Understanding between parties continue in full force and effect.

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/s/ A. Gary Ames
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A. Gary Ames
Board of Directors  - TeleWest Communications





/s/ Beth M. Moise
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Beth M. Moise, Ph.D.
Vice President-International Human Resources
U S West Overseas Operations, Inc. Representative




/s/ Lynn Rexroth
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Lynn Rexroth





Date:  August 28, 1996
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